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                                                                       Exhibit 5

                             [BLUESTONE LETTERHEAD]

                                                    September 11, 2000

Bluestone Software, Inc.
300 Stevens Drive
Philadelphia, PA 19113

          Re:  2000 Employee Stock Purchase Plan
               Registration Statement on Form S-8

Gentlemen:

                    I am the General Counsel for Bluestone Software, Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 600,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), to be offered pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan") upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission on September 11, 2000.

                    In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Certificate of Incorporation of the Company, the By-laws of the Company, the corporate proceedings with respect to the offering of the shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinion contained herein.

                   I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

                   Based on the foregoing, and giving due regard to such legal considerations as I have deemed relevant, I am of the opinion that the shares of Common Stock that may be issued by the Company pursuant to the Plan have been duly and validly authorized for issuance and, when issued and paid for in accordance with the Plan and the Registration Statement, and subject to the Registration Statement becoming effective under the Act and to compliance with such state securities rules, regulations and laws as may be applicable, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ PAUL T. PORRINI
                                            -----------------------------
                                            Paul T. Porrini
                                            Senior Vice President,
                                            General Counsel and Secretary